EXHIBIT 10.11



                             CAPSTAR HOTEL COMPANY
                              EQUITY INCENTIVE PLAN











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ARTICLE I
PURPOSE
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1.1 General.

     The purpose of the CapStar Hotel Company Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of CapStar Hotel Company (the "Company"), by linking the personal interests of its qualified officers, directors and other key employees and the employees, officers, and directors of any Affiliated Entity to those of Company stockholders and by providing its qualified officers, directors and other key employees and the employees, officers, and directors of any Affiliated Entity with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to directors, selected officers and key employees.


ARTICLE 2
EFFECTIVE DATE
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2.1 Effective Date.

     The Plan shall be effective as of August 8th, 1996 (the "Effective Date"), subject to approval by the stockholders of the Company. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Laws of the State of Delaware and the Bylaws of the Company. Any Awards granted under the Plan prior to stockholder approval are effective when granted (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before such stockholder approval is obtained. If the stockholders fail to approve the Plan within twelve (12) months of the Effective Date, any Award previously made shall be automatically canceled without any further act and without payment of consideration.


ARTICLE 3DEFINITIONS
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3.1 Definitions.

     When appearing in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1, unless a different meaning










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is required by the context.  The following words and phrases shall have the following meanings:

     (a) "Affiliated Entity" means any corporation or partnership of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, or any partnership of which the Company is the general partner.

     (b) "Award" means any Option, Stock Appreciation Right, or Restricted Stock Award granted to a Participant under the Plan.

     (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" means the committee of the Board described in Article 4.

     (g) "Company" means CapStar Hotel Company, a Delaware corporation.

     (h) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is expected to be permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Such disability determination shall be made in accordance with Code section 22(e)(3).

     (i) "Effective Date" has the meaning assigned such term in Section 2.1.

     (j) "Fair Market Value" means with respect to Stock or any other property, the Fair Market Value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date will be the average of the high and low price of shares of Stock traded on the New York Stock Exchange (or such other exchange on which the Stock shall be principally traded) on such date, as reported in the composite transactions quoted in The Wall Street Journal (New York City edition) or, if no shares of Stock were traded on such day, on the next preceding day on which such shares were traded.













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     (k) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (l) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

     (m) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     (n) "Participant" means a person who, as an officer, director or key employee of the Company or any Affiliated Entity, has been granted an Award under the Plan.

     (o) "Plan" means the CapStar Hotel Company Equity Incentive Plan, as amended from time to time.

     (p) "Restricted Stock Award" means Stock granted to a Participant under
     Article 9 that is subject to certain restrictions and/or to a risk of forfeiture.

     (q) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other tax-qualified retirement program sponsored by the Company and covering the Participant.

     (r) "Stock" means the $0.01 per share par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 11.

     (s) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR and the grant price of the SAR, as determined pursuant to Article 8.

     (t) "1933 Act" means the Securities Act of 1933, as amended from time to time.

     (u) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.
















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ARTICLE 4
ADMINISTRATION
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4.1 Committee.

     The Plan shall be administered by a Committee of the Board. The Committee shall consist solely of two or more members of the Board who are intended to be
(i) "outside directors" as that term is used in Section 162(m) of the Code and the regulations promulgated thereunder, and (ii) "non-employee directors" as such term is defined in Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision, in each case to the extent applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time in the discretion of the Board.

4.2 Action by the Committee.

     For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by the unanimous consent of the members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliated Entity, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

4.3 Authority of Committee.

     The Committee shall have the exclusive power, authority and discretion to:

     (a) Designate Participants;

     (b) Determine the type or types of Awards to be granted to each Participant;

     (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

     (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture










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restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

     (e) Determine whether, to what extent, and under what circumstances an Award may be granted, or the exercise price of an Award may be paid in (cash, Stock, other Awards, or other property), or an Award may be canceled, forfeited, or surrendered;

     (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

     (g) Exercise all of the powers granted to it under the Plan; construe, interpret and implement the Plan and any Awards granted; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award; and decide all other matters that must be determined in connection with the Plan or an Award;

     (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

     (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4.  Decisions Binding.

     The Committee is hereby granted discretionary authority to construe and interpret the provisions of the Plan. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

4.5.  Authority of Board.

     Notwithstanding anything to the contrary contained herein (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time from time to time, resolve to administer the Plan. In either of the foregoing events, the term Committee as used herein shall be deemed to mean the Board.

4.6.   Authority With Respect to Formula Grants.

     Notwithstanding Sections 4.3 and 4.4, to the extent provided in Section 7.4, the Committee shall have no discretion with respect to Formula Grants, as described in Section 7.4.














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ARTICLE 5
SHARES SUBJECT TO THE PLAN
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5.1.  Number of Shares.

     Subject to adjustment as provided in Section 11.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right) shall be 1,740,000.

5.2.  Lapsed Awards.

     To the extent that an Award is canceled, terminates, expires or lapses for any reason without the payment of consideration, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan. Stock subject to SARs settled in cash will be available for the grant of an Award under the Plan.

5.3.  Stock Distributed.

     Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, or treasury Stock.

5.4.  Limitation on Number of Shares Subject to Awards.

     Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to which Awards may be granted under the Plan to any one Participant during any one calendar year shall be 200,000.


ARTICLE 6
ELIGIBILITY
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6.1.  General.

     Awards may be granted only to individuals who are officers, directors or other key employees of the Company or an Affiliated Entity, selected by the Committee.


















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ARTICLE 7
STOCK OPTIONS
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7.1.  General.

     The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee.

     (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

     (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock (whether or not held by the grantee for the period required to avoid a charge to earnings for financial reporting purposes), or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as maybe determined pursuant to rules and procedures established by the Committee.

     (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions consistent with the Plan, as may be specified by the Committee.

7.2.  Incentive Stock Options.

     The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

     (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.














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(b) Exercise.  In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the date of its grant.

     (c) Affiliated Entity.   In order for a grantee to receive special tax
     treatment with respect to Stock acquired under an Incentive Stock Option, the grantee of such Incentive Stock Option must be, at all times during the period beginning on the date of grant and ending on the day three (3) months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies.

     (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined at the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

     (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten
     (10) percent of the total combined voting power of all classes of stock of the Company or any Affiliated Entity unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five (5) years after the date of grant.

     (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan ten (10) years from the date the plan is adopted, or the date such plan is approved by the stockholders, whichever is earlier.


7.3. Lapse of Option.

     Unless an Award Agreement otherwise provides, an Option shall terminate at the earliest of the following circumstances:

     (a) The date that is ten (10) years after the Option is granted;

     (b) The date that is three (3) months after the Participant's termination of employment, for any reason other than as provided in paragraph
     (c), (d) or (e) below;

     (c) The date that is twelve (12) months after employment ceases due to the Disability, but in no event later than the date his Option would have expired under paragraph (a) or (b) if he had not become Disabled;

















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(d) the date the Participant's employment is terminated for cause;

     (e) the date twelve (12) months after the Participant's death, but in no event later than the date his Option would have expired under paragraph
     (a), (b) or (c) if he had not died; and

     (f) in the case of an Option granted in tandem with an SAR, the date of the exercise of the related SAR.

7.4. Formula Grants.

     As of the date of the initial public offering of Company Stock, each director who is not then an employee of the Company will be granted a Non-Qualified Stock Option to purchase 5,000 shares of Stock at the initial public offering price. Thereafter, at each annual meeting of the Company's shareholders at which directors are elected, each such nonemployee director elected or reelected at that time will receive an additional Option to purchase 5,000 shares of the Stock. Options granted under this Section 7.4 shall have the following terms:

     (a) Vesting Schedule: Each Option granted under this Section 7.4 shall vest over three years. On the first anniversary of the grant of the Option, a portion of the Option will vest with rights to 1,667 shares of Stock. On the second anniversary of the date of the grant of the Option, a portion of the Option will vest with rights to 1,667 shares of Stock. On the third anniversary of the grant of the Option, the final portion of the Option will vest with rights to 1,666 shares of Stock. The above vesting schedule is contingent on the nonemployee director being a director of the Company on such date.

     (b) Term of the Option: Each Option granted under this Section 7.4 shall expire ten (10) years from the date of grant, subject to the early termination provisions of this Section.

     (c) Exercise Price:  The exercise price of all Options granted under this
     Section 7.4 shall be the price of the Stock at the close of business on the New York Stock Exchange (or such other exchange on which the Stock shall be principally traded) on the date of the grant of the Option.

     (d) Payment of Exercise Price: The exercise price will be payable in cash, or shares of Stock (valued at the close of business on the New York Stock Exchange (or such other exchange on which the Stock shall be principally traded) on the date of exercise) held by the grantee for the period required to avoid a charge to earnings for financial reporting purposes.

     (e) Transfer: Each Option granted hereunder will be subject to the transferability limitations of Section 10.5.













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     (f) Termination/Lapse:  If a nonemployee director ceases to be a director other than by reason of removal for cause, death or Disability, any exercisable Options held by that director will terminate three (3) months after the director ceases to serve as a director. If a nonemployee director is removed for cause, all outstanding Options held by that director will terminate immediately upon the director's removal.

     (g) Death or Disability: Upon a nonemployee director's death or Disability, all outstanding Options held by that director will become immediately exercisable, and remain exercisable for twelve (12) months, after which time they will terminate.

7.5 Nonconforming Incentive Stock Options.

     All Options when granted are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement explicitly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan provided that such Option (or portion) otherwise meets the Plan's requirements relating to Non-Qualified Stock Options.


ARTICLE 8
STOCK APPRECIATION RIGHTS
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8.1.  Grant of SARs.

     The Committee is authorized to grant SARs to Participants on the following terms and conditions:

     (a) Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive all or a percentage of:

          (1) The Fair Market Value of one share of Stock on the date of exercise, minus,

     (2) The grant price of the SAR as determined by the Committee. In the case of a SAR offered in tandem with an Incentive Stock Option, the per share grant price of the SAR shall not be less than the Fair Market Value of one share of Stock on the date of grant.













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(b) Tandem Awards. SARs may be granted alone or in tandem with options.  If a
SAR is granted in tandem with an Option, the SAR may only be exercised at a time when the related Option is exercisable and the difference between the Fair Market Value and the grant price is a positive number. The exercise of the tandem SAR requires the surrender of the related Option for cancellation.

     (c) Other Terms. Each SAR shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.


 ARTICLE 9
RESTRICTED STOCK AWARDS
- -----------------------

9.1.  Grant of Restricted Stock.

     The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee. Each Award of Restricted Stock shall be evidenced by an Award Agreement.

9.2.  Issuance and Restrictions.

     Restricted Stock shall be subject to such restrictions as the Committee may choose to impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine at the time of the grant of the Award or thereafter. An Award of Restricted Stock will provide the Participant with voting, dividend and other ownership rights prior to the vesting thereof, only to the extent provided in the Award Agreement.

9.3.  Forfeiture.

     Except as otherwise determined by the Committee at the time of the grant of Restricted Stock, upon termination of service with the Company and its Affiliated Entities during the applicable restriction period, Restricted Stock, that is at that time subject to restrictions, shall be forfeited and reacquired by the Company.

9.4.  Certificates for Restricted Stock.

      Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and











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 the Company shall retain physical possession of the certificates until such time as all applicable restrictions lapse.


ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS
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10.1.  Stand-Alone, Tandem and Substitute Awards.

     Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Awards granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at different times from the grant of such other Awards.

10.2.  Exchange Provisions.

     The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 11.1), based on the terms and conditions the Committee determines and communicates to the
Participant at the time the offer is made. Pursuant to Agreement, the Committee may accelerate the exercisability of an Award.

10.3.  Term of Award.

     The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

10.4.  Form of Payment for Awards.

     Subject to the terms of the Plan, the Award Agreement or any applicable law, payments or transfers to be made by the Company or an Affiliated Entity on the vesting or exercise of an Award may be made in such form as the Committee determines at the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.















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10.5.  Limits on Transfer.

     No right or interest of a Participant in any Award may be encumbered or pledged to or in favor of any party other than the Company or an Affiliated Entity, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliated Entity. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

10.6.  Beneficiaries.

     Notwithstanding Section 10.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed in a manner to be determined by the Committee.

10.7.  Stock Certificates.

     All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference any restrictions applicable to the Stock issued under the Plan.

10.8.  Acceleration Upon Certain Events.

     In the event the Board approves any transaction or event that would constitute a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, all outstanding Options and SARs shall become fully exercisable, and/or all outstanding Restricted Stock shall vest, in each case as of the date of the consummation of such tender offer or other transaction or event.

















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 ARTICLE 11
CHANGES IN CAPITAL STRUCTURE
- ----------------------------

11.1.  General.

     In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price, if any, therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

11.2   Adjustments on Account of Corporate Events.

     The maximum number of shares that may be issued or transferred under the Plan (or to any person in any calendar year), the number of shares covered by outstanding Awards, the exercise prices of outstanding Options and base prices of outstanding SARs are subject to adjustment in the event of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, spin off, reorganization, liquidation, issuance of rights or warrants or similar transaction or event, to the extent determined by the Committee in its sole discretion.

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION
- ---------------------------------------

12.1.  Amendment, Modification and Termination.

     With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. However, to the extent required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange on which the Stock is listed or reported, or by a regulatory body having jurisdiction, without approval of the stockholders of the Company or other conditions no such termination, amendment, or modification may:

     (a) Increase the total number of shares of Stock that may be issued under the Plan, except as provided in Section 11.1;

     (b) Modify the eligibility requirements for participation in the Plan; or

     (c) Materially increase the benefits accruing to Participants under the Plan.

12.2 Awards Previously Granted.

     No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.













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ARTICLE 13
GENERAL PROVISIONS
- ------------------

13.1.  No Rights to Awards.

     No person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee shall be obligated to treat any persons uniformly, except as provided in Section 7.4.

13.2.  No Stockholder Rights.

     No Award shall give a Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

13.3.  Withholding.

     The Company or any Affiliated Entity shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee may establish.

13.4.  No Right to Employment.

     Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliated Entity to terminate any Participant's service with the Company or any Affiliated Entity at any time, or confer upon any Participant any right to continue in the service of the Company or any Affiliated Entity.

13.5.  Indemnification.

     To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not








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
be exclusive of any other rights of indemnification to which such persons may be entitled under the By-Laws of the Company or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.6.  Relationship to Other Benefits.

     No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliated Entity, except as such other plan may expressly provide.

13.7.  Expenses.

     The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

13.8.  Titles and Headings.

      The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.9.  Gender and Number.

     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.10.  Fractional Shares.

     No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be paid in lieu of fractional shares or whether such fractional shares shall be eliminated.

13.11.  Securities Law Compliance.

     With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be voidable as deemed advisable by the Committee.

13.12.  Government and Other Regulations.

     The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.13.  Governing Law.

     To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.












































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